As filed with the Securities and Exchange Commission on January 31, 2001.
                                                    Registration No. ___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                    IPI, INC.
             (Exact name of registrant as specified in its charter)

              MINNESOTA                                         41-1449312
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

                                8091 WALLACE ROAD
                          EDEN PRAIRIE, MINNESOTA 55344
              (Address of Principal Executive Offices and zip code)

                           --------------------------

                                    IPI, INC.
                          1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                           --------------------------

                                                     Copy to:
        Robert J. Sutter                             Thomas G. Lovett, IV
        Chief Executive Officer                      Lindquist & Vennum P.L.L.P.
        8091 Wallace Road                            4200 IDS Center
        Eden Prairie, Minnesota 55344                Minneapolis, MN 55402
        (952) 975-6200                               (612) 371-3270
        (Name, address and telephone
         number, including area code,
         of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                         Proposed      Proposed
Title of                                  Maximum      Maximum
Securities                 Amount        Offering      Aggregate      Amount of
to be                       to be          Price       Offering     Registration
Registered               Registered    Per Share(1)    Price(1)          Fee

--------------------------------------------------------------------------------
Common Stock,          200,000 shares     $ 5.25      $ 1,050,000     $ 262.50
$.01 par value,
to be issued pursuant
to IPI, Inc.
1994 Long-Term
Incentive Plan

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the American Stock Exchange on January 26, 2001.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the year ended November 30, 1999.

     (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended February 29, 2000, May 31, 2000 and August 31, 2000; the Definitive Proxy Statement dated March 27, 2000 for the 2000 Annual Meeting of Shareholders held on April 26, 2000.

     (c) The description of the Company's Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-77190C).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit


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


and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     Section 7.2 of the Company's Articles of Incorporation provides that officers, directors, employees and agents of the Company shall be indemnified to the fullest extent permitted by the Minnesota Business Corporations Act.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

     The Company has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act that may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
-------

     4.1      IPI, Inc. 1994 Long-Term Incentive Plan, as amended

     5.1      Opinion of Lindquist & Vennum P.L.L.P.

     23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

     23.2 Consent of Arthur Andersen LLP, independent certified public accountants

     24.1     Power of Attorney (included on signature page)

Item 9. Undertakings.

         The Company hereby undertakes to:

(a) (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on January 31, 2001.

                            IPI, INC.


                            By /s/ Robert J. Sutter
                               -------------------------------------------------
                               Robert J. Sutter
                               Chief Executive Officer and Chairman of the Board (Principal Executive Officer)


                                POWER OF ATTORNEY

         The undersigned officers and directors of IPI, Inc. hereby constitute and appoint Robert J. Sutter or David M. Engel or either of them, each with the power to act without the other, with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 31, 2001.

Signature                               Title
---------                               -----


 /s/ Robert J. Sutter         Chief Executive Officer and Chairman of
---------------------------   the Board (Principal Executive Officer)
Robert J. Sutter

 /s/ David M. Engel           Vice President - Finance and Chief Financial
---------------------------   Officer (Principal Accounting Officer and
David M. Engel                Principal Financial Officer)

 /s/  David C. Oswald         Director, President and Chief Executive Officer
---------------------------   of Insty-Prints, Inc., Vice-President of IPI, Inc.
David C. Oswald

 /s/ Irwin L. Jacobs          Director
---------------------------
Irwin L. Jacobs


 /s/ Daniel T. Lindsay        Director
---------------------------
Daniel T. Lindsay


 /s/ Howard Grodnick          Director
---------------------------
Howard Grodnick


 /s/ Dennis M. Mathisen       Director
---------------------------
Dennis M. Mathisen


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